CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 68 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 12, 1999 and November 15, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Reports to Shareholders of Stein Roe Capital Opportunities Fund, Stein Roe Large Company Focus Fund, Stein Roe Small Company Growth Fund and Stein Roe Midcap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement. PricewaterhouseCoopers LLP Boston, Massachusetts July 20, 2000









                                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the use of our reports dated November 6, 1998 and November 16, 1998, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Liberty-Stein Roe Funds Investment Trust (comprising the Stein Roe Special Fund (now Stein Roe Disciplined Stock Fund), Stein Roe Capital Opportunities Fund, Stein Roe Large Company Focus Fund, and Stein Roe Growth Opportunities Fund (now Liberty Midcap Growth Fund)).





Arthur Andersen LLP



Chicago, Illinois
July 25, 2000